Exhibit 10.6

Ref. No.: (wei) nong yin jie zi
(2005) 37101200500010762

Loan Contract
(Summary Translation)

Agricultural Bank of China

Ref. No.: (wei) nong yin jie zi
(2005) 37101200500010762

Loan Contract

Borrower:	Fuwei Films (Shandong) Co., Ltd.

Lender:	Weifang Branch, Agricultural Bank of China

Both parties agree to the following terms:

1	Loan

1.1	Currency: Renminbi (RMB)

1.2	Amount: 8,000,000 Only

1.3	The proceeds of the Loan under this Contract shall be used for the repayment of the previous loan.

1.4	Loan Period: Commencing from October 17, 2005, to October 16, 2006.

2	Interest Rate and Computation of Interest

2.1	Loan interest rate: 7.254% (annually), will be increased up to 30% upon this base rate. Rate adjustment will be computed on the monthly basis( if any).

2.2.	computation of the interests are as follows: daily interest is equal to the monthly interest/30, also equal to the annually interest/ 360.

2.3.	Interest settlement

2.3.1	fixed interest will be computed by the fixed rate as above.

2.3.2	Interest settlement on the 20th day of each month.

3	Granting and Repayment of the Loan

3.1	Unless all of the following conditions are satisfied, Lender has the right to refuse to grant the Loan:

3.1.1	Borrower has opened the general account.

3.1.2
Borrower has already completed the statutory procedures including obtaining related permit, approval and registration from the government and such permit, approval and registration remain in full force and effect.

3.1.3	The guarantee contract (if any) under this Contract has come into effect and remains in full force and effect.

4	Rights and Obligations of Lender

4.1
Lender has the right to receive reports of the Borrower’s operation and financial activities, and to demand from Borrower to provide information which relates to its statistics and financial statements.

4.2
Lender has the right to repayment of principal, receiveing interest (including compound, overdue and appropriated penalty interest) and the necessary expenses from the Borrower in accordance with this Contract. Lender has the right to exercise any other rights under the relevant laws and regulations or stipulated in this Contract.

4.3
Except as otherwise specified under this contract, Lender shall keep all the financial and operation data and information confidential unless compelled by requirements of applicable laws and regulations.

5	Rights and Obligations of Borrower

5.1	Borrower shall provide the true and accurate operational and financial information upon Lender’s requirement, including but not limited the balance sheet, income statement and cash flow statement.

5.2	Borrower shall repay the Loan under this Contract and pay the interest hereunder in accordance with the date, amount, currency set forth in this Contract.

5.3	Borrower shall not use the proceeds of the Loan for any usage not stipulated in this Contract.

5.4	Borrower shall be liable for the expenses under this Contract, including but not limited to, expenses for notary service, authentication, evaluation and registration.

5.5
Borrower shall comply with the operation procedure and the general practice of the Lender and loan application, including but not limited to, facilitating Lender’s examination and supervision on Borrower’s operation status, and providing all the financial statements, or any other data and information requested by Lender, and shall guarantee that such documents, data and information are true, complete and accurate.

5.6
If any one of the following events occur, Borrower shall notify the Lender and shall not commence such activities unless the Loan and interest under this Contract are repaid completely, or a repayment schedule and guarantee are approved and accepted by the Lender. These are as follows:

5.6.1	Selling, donating, renting, lending, assigning, mortgaging, pledging or disposing of all or substantial part of its assets.

5.6.2
Any substantial changes in organization or structure of the Borrower, including but not limited to, its operation, subcontracting, lease, affiliation, company restructuring, joint-stock, merger (consolidation), equity joint-venture (non-equity), spin-off, incorporation of subsidiary, asset assignment, reduction of registered capital, etc.

5.7	Borrower shall notify the Lender immediately of any of the following events:

5.7.1	Amendment of the Articles of Association, change of Borrower’s name, change of legal representative, change of domicile, change of address, and change in the scope of its business.

5.7.2	Borrower or Guarantor’s (if any) intention to file for bankruptcy.

5.7.3	Borrower’s involvement in any major litigation or arbitration, or any lien or encumbrance is imposed on its assets.

5.7.4	Borrower’s guarantee to any other third party, which will have an adverse effect on its financial status and ability to perform its obligations under this Contract.

5.7.5	Borrower enters into a contract which will have a material adverse effect on its operation and financial status.

5.7.6	Borrower or Guarantor (if any) stops its operation, its business terminates or its business license is revoked.

5.7.7	Borrower’s legal representative or senior management has committed a criminal offence.

5.7.8	Borrower faces substantial hardship in managing its business or any other event which will have an adverse effect on the financial status or ability of the Borrower to repay the Loan.

5.7.9	Any changes to the form of collateral under this Contract that may have adverse effect on Lender’s right shall be made upon Lender’s consent.

6	Repayment in advance

Borrower shall repay the loan in advance upon Lender’s consent, and computation of the interests will be negotiable.

7	Breach of Contract

7.1
Lender shall compensate Borrower if Lender could not grant the loan under the above-mentioned terms. The computation of the penalty is equal to the computation of the interests of the loan of the same period.

7.2
In the event that Borrower fails to repay the principal or interest in full in a timely fashion, or to use the proceeds of the Loan as set forth in this Contract, Lender has the right to use the overdue penalty interest rate ( normal rate + 40%) and appropriate penalty interest rate ( normal rate + 80%) to calculate the interest.

7.3
In the event that Borrower fails to repay the principal or interest in full in a timely fashion, Borrower shall be liable for the Lender’s expenses in exercising its creditor’s rights, including litigation cost (arbitration fee), costs of preservation of asset, costs of publication, enforcement costs, legal fees, travel and other expenses.

7.4
In the event the Borrower does not pay the interest of the Loan or avoids the repayment intentionally, Lender has the right to inform relevant government authority and to publish the payment notification in the news media.

8	Dispute Resolution

Any dispute arising from or in connection with this Contract shall be resolved by the first method listed below:

8.1	File a lawsuit to the competent court in the place where Lender is located;

8.2
Submit the disputes to ________arbitration committee for arbitration in accordance with the currently effective arbitration rules of such committee. The arbitral award is final and is legally binding upon both Parties.

9	Miscellaneous

9.1	This Contract comes into effect upon both parties’ execution of this Contract.

9.2	This Contract is executed in three (3) counterparts. Each party and Guarantor (if any) shall keep one counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first set forth below.

October 17, 2005

Borrower (seal):	Lender (seal):

Legal Representative or Authorized Person Responsible Person or Authorized Person

Xiaoan He	Bank of Communication

(signature or seal)	(signature or seal)